                                                                    EXHIBIT 4.1

                                FIRST AMENDMENT


         FIRST AMENDMENT, dated as of February 17, 1998 (this "Amendment"), to the 364-Day Credit Agreement, dated as of May 16, 1997 (the "Credit Agreement"), among W. R. Grace & Co.-Conn., a Connecticut corporation (the "Company"), W. R. Grace & Co., a Delaware corporation and sole shareholder of the Company ("Grace Delaware"), Grace Specialty Chemicals, Inc. a Delaware corporation ("New Grace"), the several banks from time to time parties to the Credit Agreement (the "Banks"), and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Banks thereunder (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :

         WHEREAS, New Grace is wholly-owned by Grace Delaware and pursuant to this Amendment will become a party to the Credit Agreement and a guarantor under Section 12 of the Credit Agreement to the same extent Grace Delaware is a guarantor, and will upon completion of the Packaging Transaction (as hereinafter defined) replace Grace Delaware as guarantor;

         WHEREAS, in connection with the Packaging Transaction (as hereinafter defined) (i) New Grace will become the sole shareholder of the Company, (ii) the Company will transfer its packaging business to another subsidiary of Grace Delaware and (iii) Grace Delaware will spin off New Grace (together with the Company) to Grace Delaware's shareholders;

         WHEREAS, the Company has requested the Banks to, among other things, consent to the Packaging Transaction on the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

I.
                                  DEFINITIONS

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                  ARTICLE II.
                          CREDIT AGREEMENT AMENDMENTS


         2.1 Definitions. (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Loan Parties" in its entirety and by adding the following new definitions to such subsection in correct alphabetical order:

         `Cryovac': Cryovac, Inc., a Delaware corporation and subsidiary of the Company, together with its subsidiaries.

         `Grace Delaware': W.R. Grace & Co., a Delaware corporation and sole shareholder of the Company.

         `Loan Parties': the collective reference to the Company, the other Borrowers, Grace Delaware and New Grace.

         `New Grace': Grace Specialty Chemicals, Inc., a Delaware corporation.

         `Packaging Transaction': the transaction in which all of the following steps occur: (a) the Company will transfer its packaging business to Cryovac, (b) Grace Delaware and Cryovac will enter into new bank borrowings of approximately $1,200,000 and the proceeds will be transferred to the Company, (c) the Company will distribute the stock of Cryovac to Grace Delaware, (d) Grace Delaware will contribute the stock of the Company to New Grace, and (e) Grace Delaware will distribute to its public shareholders the stock of New Grace.

         `Parent': Grace Delaware, until such time as Grace Delaware in connection with the Packaging Transaction no longer directly or indirectly owns all of the stock of the Company, and thereafter, New Grace, except that for purposes of Section 12, the term Parent shall include New Grace and, until the Release Date, Grace Delaware.

         `Release Date': the date on which the Administrative Agent executes the release contemplated by subsection 13.16.

         2.2 Miscellaneous. Section 13 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of such Section:

         "13.16 Release of Grace Delaware. Promptly after the completion of the Packaging Transaction, the Administrative Agent, on behalf of the Administrative Agent and the Banks, shall, upon receipt of the written request of the Parent or Grace Delaware, execute an acknowledgment that Grace Delaware is released from all its obligations under this Agreement (including, without limitation, its obligations under the Parent Guarantee) provided that the Administrative Agent shall have received a certificate dated the date of such request executed by a Responsible Officer of each of

    New Grace and the Company to the effect that (a) each of the representations and warranties made by each of the Loan Parties (other than Grace Delaware) in or pursuant to Sections 6.1, 6.2, 6.3, 6.5, 6.9, 6.10, 6.11, 6.12 and 6.13 of this Agreement is true and correct in all material respects as of the date of such certificate as if made on and as of such date and (b) no Default or Event of Default has occurred and is continuing on the date of such certificate after giving effect to the Packaging Transaction."


                                  ARTICLE III.
                            CREDIT AGREEMENT WAIVERS

         3.1 Waiver of Covenants. The Banks and the Administrative Agent hereby waive compliance by the Loan Parties with the provisions of subsection 9.1, 9.2, 9.3 and 9.4 of the Credit Agreement, solely insofar as the steps taken in connection with the Packaging Transaction might otherwise be deemed to result in a breach of any of the covenants contained in those subsections; provided that the Banks and the Administrative Agent shall only waive compliance by the Loan Parties with the provisions of subsection 9.1 of the Credit Agreement with respect to the fiscal quarter ending March 31, 1998 and only then if such subsection would be breached because step (b) of the Packaging Transaction would have occurred in the fiscal quarter ending March 31, 1998 and step (e) of the Packaging Transaction would have occurred in the fiscal quarter ending June 30, 1998.

         3.2 Waiver of Certain Defaults. The Banks and the Administrative Agent hereby agree that the waivers contained in Section 3.1 of this Amendment shall have effect for purposes of Section 8.2(b), Section 10(c) and Section 10(d) of the Credit Agreement, and hereby waive application of the provisions of Section 10(i) of the Credit Agreement solely insofar as the steps taken in connection with the Packaging Transaction might otherwise be deemed to result in a default under Section 10(i).


                                  ARTICLE IV.
                                 MISCELLANEOUS

         4.1 Effectiveness. This Amendment shall become effective on the condition that (a) the Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Company, Grace Delaware, New Grace and the Banks, (b) the Administrative Agent shall have received a legal opinion of counsel to the Company, Grace Delaware and New Grace in form and substance acceptable to the Administrative Agent, and (c) no Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Amendment. The date on which all of the above conditions are met shall be the date of effectiveness of this Amendment (the "Effective Date").

         4.2 New Grace. By signing this Amendment, all of the parties hereto hereby: (i) acknowledge that as of the Effective Date, New Grace will be a party to the Credit Agreement, as modified hereby, and, as such, will be bound by the terms and provisions

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

thereof as if an original party thereto, and (ii) acknowledge and agree that, commencing with the Effective Date, Grace Delaware and New Grace will be jointly and severally bound as guarantors under Section 12 of the Credit Agreement, until Grace Delaware is released in accordance with Section 13.16 of the Credit Agreement.

         4.3 Continuing Effect of Credit Agreement. This Amendment shall not constitute an amendment, consent or waiver of any other provision of the Credit Agreement not expressly referred to herein and, except as provided herein, shall not be construed as an amendment, consent or waiver to any further or future action on the part of the Loan Parties that would require a consent or waiver of the Administrative Agent and/or any of the Banks. Except as expressly consented to and waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

         4.4 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. In addition, this Amendment may be delivered by facsimile transmission of the relevant signature pages thereof.

         4.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         4.6 Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.

         4.7 Section Headings. The section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         4.8 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, in any such case so long as the economic or legal substance of the transactions provided for herein is not affected in any manner adverse to any party.

        [The remainder of this page has intentionally been left blank.]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.



                                            W. R. GRACE & CO.-CONN.



                                            By:
                                               --------------------------------
                                            Title:  Senior Vice President




                                            W. R. GRACE & CO.



                                            By:
                                               --------------------------------
                                            Title:  Senior Vice President




                                            GRACE SPECIALTY CHEMICALS, INC.



                                            By:
                                               --------------------------------
                                            Title:  Senior Vice President

                                            THE CHASE MANHATTAN BANK, as
                                            Administrative Agent and as a Bank


                                            By:
                                               --------------------------------
                                            Title:



                                            NATIONSBANK, N.A. (SOUTH)


                                            By:
                                               --------------------------------
                                            Title:



                                            ABN AMRO BANK N.V., NEW YORK BRANCH


                                            By:
                                               --------------------------------
                                            Title:


                                            By:
                                               --------------------------------
                                            Title:



                                            BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION


                                            By:
                                               --------------------------------
                                            Title:



                                            BANK OF NEW YORK


                                            By:
                                               --------------------------------
                                            Title:

                                            THE BANK OF NOVA SCOTIA


                                            By:
                                               --------------------------------
                                            Title:



                                            BARCLAYS BANK PLC


                                            By:
                                               --------------------------------
                                            Title:



                                            CITIBANK, N.A.


                                            By:
                                               --------------------------------
                                            Title:



                                            COMMERZBANK AG, ATLANTA AGENCY


                                            By:
                                               --------------------------------
                                            Title:



                                            CREDIT LYONNAIS ATLANTA AGENCY


                                            By:
                                               --------------------------------
                                            Title:

                                            CREDIT SUISSE FIRST BOSTON


                                            By:
                                               --------------------------------
                                            Title:


                                            By:
                                               --------------------------------
                                            Title:



                                            DRESDNER BANK AG, NEW YORK AND
                                            GRAND CAYMAN BRANCHES


                                            By:
                                               --------------------------------
                                            Title:


                                            By:
                                               --------------------------------
                                            Title:



                                            FIRST UNION NATIONAL BANK OF FLORIDA


                                            By:
                                               --------------------------------
                                            Title:



                                            MARINE MIDLAND BANK


                                            By:
                                               --------------------------------
                                            Title:

                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK


                                            By:
                                               --------------------------------
                                            Title:



                                            UNION BANK OF SWITZERLAND - NEW YORK


                                            By:
                                               --------------------------------
                                            Title:


                                            By:
                                               --------------------------------
                                            Title: